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EXHIBIT 99.1


PACIFICNET REPORTS RECORD FIRST QUARTER 2005 RESULTS
-- COMPANY TO DISCUSS RESULTS AND OUTLOOK AT 8:30 AM EASTERN TIME TODAY

HONG KONG--(BUSINESS WIRE)-- May 16, 2005-- PacificNet Inc. (Nasdaq:PACT ), a leading provider of customer relationship management (CRM), call center, interactive voice response (IVR) services, value-added services (VAS), and business process outsourcing (BPO) services in Greater China reported record results for the first quarter ended March 31, 2005.

PacificNet's management team will host a conference call to discuss the results will follow at 8:30 am ET on Monday. The conference call is open to the public and may be accessed by calling (877) 853-4941 or (706) 758-7522 and entering
PIN: 6316752. For those unable to attend the conference call live, an archive of the call will be available for 30 days. The replay numbers are (800) 642-1687 or
(706) 645-9291. Please use conference ID 6316752.

FIRST QUARTER 2005 HIGHLIGHTS (IN US DOLLARS)

o Quarterly revenues of $9,133,000 represented an increase of 161% as compared to $3,502,000 from Q1 2004. This exceeded the Company's revenue projection of between $8.5 and $9 million.
o Quarterly net earnings of $415,000, or $0.042 per share, represented an increase of 194% as compared to net income of $141,000, from Q1 2004. This exceeded the Company's earnings projection of between $300,000 and $400,000, or about $0.03 to $0.04 per share.
o Quarterly operating profit of $797,000 increased 97% as compared to operating profit of $405,000 from Q1 2004.
o Quarterly gross profit was $1,650,000, an increase of 32% as compared to $1,249,000 from Q1 2004.
o     Revenues of $3,064,000, $1,330,000, and $4,676,000; and Operating profit of $239,000, $580,000, and $129,000 were generated from the Company's three business units: (1) Outsourcing Business, (2) VAS Business, and (3) Communications Distribution Business, respectively.
o Traditionally, the first quarter from January to March is a low season due to the long Lunar New Year holiday in China. Revenue and income from operations tends to be higher in the fourth quarter due to year-end holiday promotions.
o These results were consistent with the guidance the Company provided in a news release on April 19, 2005.
o Continued profitability in each of the acquired subsidiaries: YueShen, Epro, Linkhead, Smartime, and Clickcom.


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2005 BUSINESS OUTLOOK

The Company reiterated its 2005 full-year guidance today. It expects:
o     Total revenues will be between $45 and $50 million.
o Net income will be between $2.8 and $4.2 million, or about $0.25 to $0.38 per share.
o     For Q2 2005, Total revenues will be between $10.5 and $12 million.
o For Q2 2005, Net income will be between $550,000 and $700,000, or about $0.05 to $0.06 per share.
o PacificNet's strategy in 2005 is to capture market share and top-line growth in the VAS and IVR market in China while enhancing profit margins.
o The Company expects continued revenue and profit growth in 2005 through organic growth and accretive acquisitions in the VAS and IVR market in China.

"Despite a seasonally slow period, we were able to report another strong quarter of results, which was our fifth consecutive profitable quarter," said Tony Tong, Chairman of PacificNet. "We continue to win business from high-profile Chinese and multinational companies conducting business in China. All of our business units remain strong, and we continue to focus on penetrating the CRM and VAS/IVR markets through organic growth and via acquisition. With business activity increasing across all of our units, we are excited about the prospects for the Company in the coming quarters. We believe that our fundamentals are stronger than ever and that market opportunities for sustainable growth and profitability in China's CRM and VAS sector are vast."

RECENT ACQUISITIONS IN CHINA'S VAS MARKET

Recently, the Company expanded its operations by acquiring entities that operate as service providers in the VAS & IVR industries, which have grown rapidly in China in recent years.

Guangzhou 3G Information Technology Co. Ltd.

On March 30, 2005 the Company entered into an agreement to acquire a controlling interest in Guangzhou 3G Information Technology Co., Ltd. ("Guangzhou 3G" aka "Sunroom", www.vs366.com). This acquisition is expected to help expand PacificNet's value-added service coverage to all of China through Guangzhou 3G's experienced operation team of 285 staff and sales offices in 26 provinces in China including Guangdong, Guangxi, Hubei, Hunan, Jiangsu, Zhejiang, Shanghai, Henan, Anhui, Yunnan, Gansu, Ningxia, Inner Mongolia, Guizhou, Tianjin, Qinghai, Hainan, Heilongjiang, Shanxi, Shandong, Chongqing, Jiangxi, Beijing, Hebei, Liaoning, and Jilin. Guangzhou 3G is one of the largest value-added telecom and information services providers in China with both voice (IVR and call center) and data (SMS, MMS, WAP, JAVA, GPRS) connection to the four major telecom operators: China Mobile, China Unicom, China Telecom, and China Netcom, covering both mobile and fixed-line networks. The acquisition was completed in April upon receipt of the required business license and approval from the local government.


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ABOUT PACIFICNET

PacificNet Inc. (www.PacificNet.com; NASDAQ:PACT), through its subsidiaries, invests in and operates companies that provide Outsourcing and Value-Added Services (VAS) in China, such as call centers, telemarketing, CRM, business process outsourcing (BPO), interactive voice response (IVR), mobile applications, and communications product distribution services. PacificNet's clients include the leading telecom operators, banks, insurance, travel, marketing, and business services companies, and telecom consumers, in Greater China. PacificNet's corporate clients include China Telecom, Netcom, China Mobile, Unicom, PCCW, Hutchison Telecom, Coca-Cola, Bell24, SONY, Samsung, TCL, Huawei, TNT Express, American Express, Citibank, Bank of China, DBS, Hong Kong Government, and Hongkong Post. PacificNet is headquartered in Minneapolis USA and Hong Kong employs over 1,200 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, Macau, Guangdong, Guangxi, Hubei, Hunan, Jiangsu, Zhejiang, Shanghai, Henan, Anhui, Yunnan, Gansu, Ningxia, Inner Mongolia, Guizhou, Tianjin, Qinghai, Hainan, Heilongjiang, Shanxi, Chongqing, Jiangxi, Hebei, Liaoning, and Jilin.

PacificNet's operations include the following three groups:

(1) Outsourcing Services: including Business Process Outsourcing (BPO), CRM, call center, IT Outsourcing (ITO) and software development services. PacificNet's Outsourcing Services Group includes the following subsidiaries:
PacificNet Epro, Smartime (aka Soluteck Shenzhen), and PacificNet Solutions.

(2) Value-Added Telecom Services (VAS): including Interactive Voice Response
(IVR), SMS and related VAS. PacificNet's VAS Group includes the following subsidiaries: Linkhead, Clickcom, and Guangzhou 3G (aka Sunroom)

(3) Communication Products Distribution Services Group: including calling cards, GSM/CDMA/XiaoLingTong products, and multimedia self-service entertainment kiosks. This group includes the following subsidiaries: PacificNet Communications Limited, Yueshen, and Cheer Era.

PacificNet's outsourcing business units include ITO and BPO:

1. IT Outsourcing (ITO)

PacificNet Solutions (aka Smartime or Soluteck Shenzhen) is a leading provider of outsourcing services including software development, R&D, and project management services in China, employs over 280 staff and provides outsourcing services to the leading telecom, banking and financial services companies including Huawei, IBM, Bank of East Asia, etc.

2. Business Process Outsourcing (BPO)

PacificNet Epro (www.EproTel.com.hk) is the industry leader and leading provider of outsourced call center, telemarketing, CRM, SMS, interactive voice response
(IVR) services, and other value-added telecom services (VAS) with over 13 years of field experience in Greater China. PacificNet Epro's business consists of the following three major categories:

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1. Outsourced Call Center Services: Epro's ISO 9001 certified outsourcing contact center hosts over 1000 workstations staffed by 600 agents and provides 24x7x365 multi-lingual inbound and outbound services.

2. Training and Consulting Services: The Epro Call Center Training Institute (ECCTI) is a leading provider of contact center management consulting and training services that help clients maximize the return on investment in their CRM operations.

3. Call Center Management Software Products and Solutions: Epro's software products include: WISE-xb Call Center agent performance, management, and reporting software, and Automatic Call Distribution (ACD) System, UMS, and SMS.


PACIFICNET INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited. In thousands of United States dollars, except earnings per share and share amounts)

                                                    THREE MONTHS ENDED MARCH 31,
                                                    ----------------------------
                                                        2005          2004
                                                      --------      --------
Revenues                                              $ 9,133       $ 3,502
Cost of Revenues                                       (7,483)       (2,253)
                                                      --------      --------
Gross Profit                                            1,650         1,249
Selling, General and Administrative expenses             (810)         (777)
Depreciation and amortization                             (43)          (67)
                                                      --------      --------
EARNINGS FROM OPERATIONS                                  797           405
Other income (expense), net                                93            64
                                                      --------      --------
EARNINGS BEFORE INCOME TAXES AND MINORITY INTEREST        890           469
Provision for income taxes                                (24)           --
Share of loss of associated companies                      (8)           --
Minority Interests                                       (443)         (328)
                                                      --------      --------
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS         $   415       $   141
                                                      --------      --------
BASIC EARNINGS PER COMMON SHARE:                      $  0.04       $  0.02
                                                      --------      --------
DILUTED EARNINGS PER COMMON SHARE:                    $  0.04       $  0.02
                                                      --------      --------


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SAFE HARBOR STATEMENT

THIS COMPANY'S ANNOUNCEMENT CONTAINS FORWARD-LOOKING STATEMENTS. WE MAY ALSO MAKE WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS IN OUR PERIODIC REPORTS TO THE SEC ON FORMS 10-K, 10-Q, 8-K, ETC., IN OUR ANNUAL REPORT TO SHAREHOLDERS, IN OUR PROXY STATEMENTS, IN PRESS RELEASES AND OTHER WRITTEN MATERIALS AND IN ORAL STATEMENTS MADE BY OUR OFFICERS, DIRECTORS OR EMPLOYEES TO THIRD PARTIES. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT OUR BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON CURRENT PLANS, ESTIMATES AND PROJECTIONS, AND THEREFORE YOU SHOULD NOT PLACE UNDUE RELIANCE ON THEM.

FORWARD-LOOKING STATEMENTS INVOLVE INHERENT RISKS AND UNCERTAINTIES. WE CAUTION YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENT. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, PACIFICNET'S HISTORICAL AND POSSIBLE FUTURE LOSSES, LIMITED OPERATING HISTORY, UNCERTAIN REGULATORY LANDSCAPE IN CHINA, FLUCTUATIONS IN QUARTERLY OPERATING RESULTS. FURTHER INFORMATION REGARDING THESE AND OTHER RISKS IS INCLUDED IN PACIFICNET'S FORM 10K AND OTHER FILINGS WITH THE SEC.

CONTACT:
     PacificNet Inc.
     Jacob Lakhany, 605-229-6678
     Email: ir@pacificnet.com
     or
     CEOcast, Inc. for PacificNet
     Ed Lewis, 212-732-4300



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